Exhibit 99.1

Signatures

After reasonable inquiry and to the best of its knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Dated: March 20, 2025

TWC TECH HOLDINGS II, LLC

By:	TWC SPAC Aggregator II, LLC, its managing member

By:	TWC Employee SPAC Aggregator II, LLC,
its managing member

By:	True Wind Capital Management, L.P.,
its managing member

By:	True Wind Capital Management GP, LLC,
its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TWC SPAC AGGREGATOR II, LLC

By:	TWC Employee SPAC Aggregator II, LLC,
its managing member

By:	True Wind Capital Management, L.P., its managing member

By:	True Wind Capital Management GP, LLC, its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TWC EMPLOYEE SPAC AGGREGATOR II, LLC

By:	True Wind Capital Management, L.P., its managing member

By:	True Wind Capital Management GP, LLC, its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TRUE WIND CAPITAL MANAGEMENT, L.P.

By:	True Wind Capital Management GP, LLC, its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TRUE WIND CAPITAL MANAGEMENT GP, LLC

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

ADAM H. CLAMMER /s/ Adam H. Clammer

JAMES H. GREENE, JR. /s/ James H. Greene, Jr.